UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

XL Fleet Corp.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

145 Newton Street
Boston, Massachusetts 02135

March 24, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 annual meeting of stockholders of XL Fleet Corp. to be held at 9:00 a.m. Eastern Time on Wednesday, May 4, 2022.

This year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting https://www.cstproxy.com/xlfleet/2022. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about XL Fleet Corp. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, two (2) persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 and to provide an advisory vote regarding our executive compensation program. Our board of directors recommends the approval of each of the proposals. We will also ask our stockholders to advise as to the frequency with which we submit our executive compensation program them for approval, and any such other business may also be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On March 24, 2022 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of XL Fleet Corp. We look forward to seeing you at the annual meeting.

Sincerely,

Eric Tech
Chief Executive Officer

145 Newton Street
Boston, Massachusetts 02135

March 24, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. Eastern Time

DATE: May 4, 2022

ACCESS: This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting https://www.cstproxy.com/xlfleet/2022 and entering the 12-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3. In order to maximize stockholder access and value, we believe it is preferable to continue to hold annual meetings virtually.

PURPOSES:

1.      To elect two (2) directors to serve three-year terms expiring in 2025;

2.      To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.      To conduct an advisory vote on the total compensation paid to executives of the Company;

4.      To select, on an advisory basis, the frequency of future stockholder advisory votes to approve executive compensation; and

5.      To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of XL Fleet Corp. common stock at the close of business on March 7, 2022. A list of stockholders of record will be available at the annual meeting at https://www.cstproxy.com/xlfleet/2022.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

Eric Tech
Chief Executive Officer

ii

XL FLEET CORP.
145 Newton Street
Boston, Massachusetts 02135

PROXY STATEMENT FOR THE XL FLEET CORP.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2022

This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of XL Fleet Corp. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the annual meeting at 9:00 a.m., Eastern Time, on Wednesday, May 4, 2022. You will not be able to attend the annual meeting in person.

The Annual Meeting will be a virtual meeting via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting https://www.cstproxy.com/xlfleet/2022 and entering the 12-digit control number included in the Notice of Internet Availability that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3. We believe that holding annual stockholder meetings virtually creates responsible custodianship of resources, and maximizes the number of stockholders who may wish to attend the annual meeting.

In this proxy statement, we refer to XL Fleet Corp. as “XL Fleet,” “the Company,” “we,” “us” and “our.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about March 24, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2022

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2021 annual report to stockholders are available for viewing, printing and downloading at https://www.cstproxy.com/xlfleet/2022. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors Relations” section of our website at www.xlfleet.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: XL Fleet Corp., Attention: Corporate Secretary, 145 Newton Street, Boston, Massachusetts 02135. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the Annual Meeting to be held virtually, on Wednesday, May 4, 2022, at 9:00 a.m. Eastern Time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of our common stock on the record date, which is March 7, 2022. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about March 24, 2022.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

This year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits. We also believe that holding a virtual meeting creates better stewardship of resources and the environment.

How do I access the Virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

To be admitted to the virtual Annual Meeting, you will need to log-in at https://www.cstproxy.com/xlfleet/2022 using the 12-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?

Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://www.cstproxy.com/xlfleet/2022, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.” Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at https://www.cstproxy.com/xlfleet/2022.

What Happens if There Are Technical Difficulties during the Annual Meeting?

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call 1 888-965-8995 (toll free) or : +1 415-655-0243 (international).

Who May Vote?

Only stockholders of record at the close of business on March 7, 2022 (the “Record Date”) will be entitled to vote at the annual meeting. On this record date, there were 141,382,600 shares of our common stock issued and outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. Official tabulation of voted proxies will be handled by our stock transfer agent, Continental Stock Transfer & Trust Company, who will be present at the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•        By Internet or by telephone.    Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•        By mail.    If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•        At the meeting.    If you attend the virtual meeting, you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 3, 2022.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card, and be prepared to use it for the virtual annual meeting in order to vote.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•        “FOR” the election of the nominees for director;

•        “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

•        “FOR” the ratification of the total compensation paid to executives of the Company; and

•        “FOR” a one year frequency of future stockholder advisory votes to approve executive compensation.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•        if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by re-voting by Internet or by telephone as instructed above;

•        by notifying XL Fleet’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•        by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2022, our Audit Committee of our board of directors will reconsider its selection.

Proposal 3: An advisory vote on the total compensation paid to executives of the Company

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the actions of the Compensation Committee in setting executive compensation for the 2022 fiscal year. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. Although we are not required to obtain the approval of our stockholders to set the compensation paid to executives of the Company, the Compensation Committee of the Board of Directors will take stockholders’ views into account in setting compensation for future time periods.

Proposal 4: An advisory vote on the frequency of the advisory vote on total compensation paid to executives of the Company

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the recommendation of the Board of Directors that executive compensation be ratified by stockholders on an annual basis. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. Although we are not required to obtain the approval of our stockholders to engage in a practice of annually seeking ratification of executive compensation decisions, the Board of Directors will take stockholders’ views into account in assessing the frequency of seeking stockholder advisory views on this item.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Continental Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Additionally, the Company has engaged D.F. King to assist in soliciting proxies to establish the necessary quorum for a fee of $7,500 plus disbursement expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting and view the live audio webcast by visiting https://www.cstproxy.com/xlfleet/2022. The annual meeting will be held at 9 a.m. Eastern Time on Wednesday, May 4, 2022. To attend the virtual Annual Meeting, go to https://www.cstproxy.com/xlfleet/2022 shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can view a replay of the webcast at https://www.cstproxy.com/xlfleet/2022 until May 5, 2022. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple XL Fleet stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: 145 Newton Street, Boston, Massachusetts 02135 or (617) 718-0329. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 7, 2022 for (a) the executive officers named in the Summary Compensation Table on page 26 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of our common stock that may be acquired by an individual or group within 60 days of March 7, 2022 pursuant to the exercise of options, restricted stock units or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 141,382,600 shares of our common stock outstanding on March 7, 2022.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Named Executive Officers
Debora M. Frodl(1)(2)	511,148	*
Kevin Griffin(3)(4)	10,369,105	7.3%
Christopher Hayes(1)(5)	387,645	*
Cielo Hernandez(6)	0	*
Thomas J. Hynes III(1)	7,371,683	5.2%
Dimitri N. Kazarinoff(7)	2,951,424	2.1%
Jonathan J. Ledecky(4)	9,739,105	6.9%
John P. Miller(1)	0	*
Sarah Sclarsic(8)	55,772	*
Eric Tech(1)	0	*
James Berklas(1)	8,051	*
All directors and current executive officers as a group (11 persons)(9)	21,660,600	15.3%
Five Percent Holders:
James S. Davis(10)	12,500,803	8.8%
Pivotal Investment Holdings II LLC(11)	9,733,333	6.9%
The Vanguard Group(12)	9,577,675	6.8%

____________

*        Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)      The business address of the stockholder is c/o XL Fleet Corp., 145 Newton Street, Boston, Massachusetts 02135.

(2)      Includes options to purchase 508,649 shares of our common stock, which are exercisable within 60 days of March 7, 2022.

(3)      Includes 2,205 shared held of record and options to purchase 3,567 shares of our common stock within 60 days of March 7, 2022 held in the name of Mr. Griffin; and 630,000 shares of our common stock held by MGG Investment Group, LP (“MGG”), of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer. Notwithstanding his dispositive and voting control over such shares, Mr. Griffin disclaims beneficial ownership of the shares of our common stock held by MGG, except to the extent of his proportionate pecuniary interest therein. The business address of each of the individuals is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. This information is based on a Schedule 13G filed with the SEC by Pivotal Investment Holdings II LLC with the SEC on February 11, 2022 and information available to us.

(4)      Includes 2,205 shared held of record and options to purchase 3,567 shares of our common stock within 60 days of March 7, 2022 held in the name of Mr. Ledecky; and 5,500,000 shares held by the Pivotal Investment Holdings II LLC, of which each of Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky, and Pivotal SPAC Funding II LLC, an affiliate of Mr. Griffin, is a managing member. Also includes 4,233,333 shares issuable to Pivotal Investment Holdings II LLC upon the exercise of private placement warrants. Notwithstanding their dispositive and voting control over such shares, each of Messrs. Griffin and Ledecky disclaims beneficial ownership of the shares of our common stock held by Pivotal Investment Holdings II LLC, except to the extent of his respective proportionate pecuniary interest therein. The business address of each of the individuals is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. This information is based on a Schedule 13G filed with the SEC by Pivotal Investment Holdings II LLC with the SEC on February 11, 2022 and information available to us.

(5)      Includes options to purchase 385,440 shares, which are excisable within 60 days of March 7, 2022.

(6)      Ms. Hernandez served as CFO of the Company from April 20, 2021 until her resignation on January 31, 2022.

(7)      Mr. Kazarinoff resigned from the Company on November 1, 2021. The shares indicated above include 60,346 beneficially owned and a vested right to purchase 2,891,078 options.

(8)      Includes 52,205 shares held of record by Ms. Sclarsic and 3,567 options to purchase shares of our common stock within 60 days of April 1, 2022. The business address of the stockholder is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(9)      See footnotes (2) – (8) above.

(10)    Includes 12,500,803 shares held of record by Mr. Davis. The business address of the stockholder is 145 Newton Street, Boston, Massachusetts 02135. This information is based solely on a Schedule 13G filed with the SEC by Mr. Davis with the SEC on December 29, 2020, which reported ownership as of December 21, 2020.

(11)    Includes 5,500,000 shares held by the Pivotal Investment Holdings II LLC, of which each of Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky, and Pivotal SPAC Funding II LLC, an affiliate of Mr. Griffin, is a managing member. Also includes 4,233,333 shares issuable to Pivotal Investment Holdings II LLC upon the exercise of private placement warrants. Notwithstanding their dispositive and voting control over such shares, each of Messrs. Griffin and Ledecky disclaims beneficial ownership of the shares of our common stock held by Pivotal Investment Holdings II LLC, except to the extent of his respective proportionate pecuniary interest therein. The business address of the stockholder is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. This information is based on a Schedule 13G filed with the SEC by Pivotal Investment Holdings II LLC with the SEC on February 16, 2021 and information available to us.

(12)    Includes 9,460,494 shares with sole dispositive power and 117,181 shares with shared dispositive power, based solely on a Schedule 13G filed with the SEC by Vanguard on February 10, 2022. The business address of the stockholder is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

Insider Trading, Anti-Hedging and Anti-Pledging

Our Board has adopted an Insider Trading Policy governing stock trading and prohibiting insider trading, which applies to all of our directors, officers and employees. The policy contains various restrictions on transactions in our stock by our directors, officers and employees and requires all such trades to be pre-cleared and may only occur during permitted periods (based on, for example, the timing of the release of our quarterly or annual financial results, or during periods when the director, officer or employee is not acting on non-public material information). We also consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities. Our policy has restrictions on short-term trading, short sales, publicly traded options, hedging transactions and margin accounts and pledges. No named executive officer has entered into any such prohibited transaction.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Executive Officers

The executive officers of the Company during the 2021 fiscal year are as follows:

Name	Age	Principal Occupation During the Past Five Years
Eric Tech	58	CEO and director of the Company since December 1, 2021; prior thereto, Senior Vice President of Corporate Development, Navistar International Corporation from June, 2006 through August, 2021.
Dimitri Kazarinoff(1)	57

CEO and director of XL Fleet Corp. from December, 2020 through November, 2021, and CEO, President and director of XL Hybrids, Inc. (a wholly owned subsidiary of the Company) from October, 2019 through December, 2020. Prior thereto, President of AVL Powertrain Engineering, Inc. from 2011 through 2019.

Tod Hynes III	42

President and director of the Company since December, 2020; founder of XL Hybrids, Inc. in 2009, serving as CEO of XL Hybrids from 2009 through October, 2019. Also served as Chief Strategy Officer, Treasurer and director of XL Hybrids.

Cielo Hernandez	46

Chief Financial Officer from April, 2021 through her resignation on January 31, 2022. Prior thereto, Senior Vice President and CFO for South Jersey Industries, Inc.; previously Vice President and CFO of North American region, A.P. Moeller Maersk A/S.

James Berklas	51

General Counsel and Vice President of Corporate Development since January, 2021; prior thereto, founder of Augmented Industry Services in September, 2020; from August, 2017 through August, 2020, Chief Growth Officer, head of Mergers & Acquisitions and General Counsel of Westfall Technik, Inc.

____________

(1)      Mr. Kazarinoff resigned from the Company on November 1, 2021.

There are no family relationships or other arrangements or understandings (as defined under applicable SEC regulations) among any of the directors or executive officers of the Company.

Our Board of Directors

Our Charter provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of 9 members, 8 of whom are nominated for election at the 2022 annual meeting of stockholders. The board is currently classified into three classes as follows: (A) Debora M. Frodl, John Miller (who was appointed as a director by the board on March 4, 2022) and Sarah Sclarsic constitute a class with a term ending at the 2024 annual meeting; (B) Kevin Griffin, Christopher Hayes and Niharika Ramdev constitute a class with a term ending at the 2022 annual meeting; and (C) Thomas J. Hynes III, Jonathan J. Ledecky and Eric Tech constitute a class with a term ending at the 2023 annual meeting.

On March 18, 2022, our board of directors accepted the recommendation of the Nominating Committee and voted to nominate Kevin Griffin and Christopher Hayes for election at the annual meeting for a term of three years to serve until the 2025 annual meeting of stockholders, and until their respective successors have been elected and qualified. Ms. Ramdev intends to serve on the board through the date of the 2022 annual meeting, after which time she has expressed a preference not to be renominated. Thus, effective as of the end of her current term, she will not be renominated to serve as director. The board wishes to thank Ms. Ramdev for her service and contributions to the Company.

Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of March 24, 2022. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Debora M. Frodl	56	Chair of the Board
Kevin Griffin	45	Director
Christopher Hayes	48	Director
Thomas J. Hynes III	42	President, Director
Jonathan J. Ledecky	64	Director
John P. Miller	64	Director
Sarah Sclarsic	37	Director
Eric Tech	58	Chief Executive Officer, Director

Our board of directors has reviewed the materiality of any relationship that each of our directors has with XL Fleet, either directly or indirectly. Based upon this review, our board of directors has determined that the following members of our board of directors are “independent directors” as defined by New York Stock Exchange: Debora M. Frodl, Kevin Griffin, Christopher Hayes, Jonathan J. Ledecky, John Miller, Niharika Ramdev and Sarah Sclarsic.

Debora M. Frodl has served as a member of our board of directors and the chair of our board of directors since December 2020. Ms. Frodl also serves as chair of the Nominating and Corporate Governance Committee, and serves on the Audit Committee, of the Company. From May 24, 2018 until December 2020, Ms. Frodl served as a member of the board of directors of XL Hybrids and was chair of the XL Hybrids’ board of directors from July 1, 2019 until December 2020. Ms. Frodl has served as a member of the board of directors for Spring Valley Acquisition Corp., a publicly traded special purpose acquisition corporation focused on sustainability, since November 2020, Renewable Energy Group, Inc., a public company focused on biofuels, since March 2018 and ITC Holdings Corporation, a private company focused on electricity transmission, since September 2020. Ms. Frodl served as the Global Executive Director for Ecomagination at General Electric Company (“GE”) from December 2012 through December 2017, where she expanded GE’s clean technology strategy. From 2010 to 2012, Ms. Frodl served as Chief Strategy Officer & Global Alternative Fuels Leader for GE, leading the company to decarbonize its commercial fleet through deployment of alternative fuel vehicles. Prior to this position, Ms. Frodl gained over twenty years of senior executive experience at GE Capital, serving in roles including Senior Vice President and CEO and President. Since 2014, Ms. Frodl has served as an ambassador for the Clean Energy, Education & Empowerment for Women Initiative, a collaboration between U.S. Department of Energy, MIT and Stanford. She also serves on the Advisory Board for the National Renewable Energy Lab, Joint Institute of Strategic Energy Analysis since 2018 and the University of Minnesota, Institute on the Environment since 2019. Ms. Frodl is a certified Board Leadership Fellow for the National Association of Corporate Directors since 2020. Ms. Frodl completed executive programs, Making Corporate Boards Most Effective, at Harvard Business School and Director’s Consortium, at Stanford Graduate School of Business. She holds an M.B.A. from the University of St. Thomas and B.S.B.A. from Minnesota State University. Our board of directors believes that Ms. Frodl is qualified to serve as director due to her extensive experience leading sustainably-focused organizations, and her broad experience as a senior executive for technology-based businesses.

Kevin Griffin has served as a member of our board of directors since April 2019. Mr. Griffin is a member of the Compensation Committee. Mr. Griffin has served as a member of the board of directors of Pivotal Acquisition Corp. III (“Pivotal III”) since February 2021 and also served as a member of the board of directors of Pivotal Acquisition Corp. (“Pivotal I”) from September 2018 until it consummated its initial business combination with KLDiscovery in December 2019 and has continued to serve on the board of directors of KLDiscovery since such time. During Mr. Griffin’s 20-plus year career, Mr. Griffin has originated and invested over $10 billion across the capital structure of middle market businesses and has also served on numerous boards of directors. Mr. Griffin founded MGG Investment Group and is the Managing Partner, CEO, and CIO of the firm. In this capacity, Mr. Griffin is responsible for overseeing all aspects of the firm, including the investment process from origination through portfolio monitoring as well as the strategic vision for the firm. Prior to launching MGG, Mr. Griffin was a Managing Director with Highbridge Principal Strategies (now HPS Partners), where he was a senior member of the Specialty Lending Platform and a Member of the Highbridge Credit Committee. In addition, Mr. Griffin was part of Fortress Investment Group in charge of originating and underwriting investment opportunities for the Drawbridge Special Opportunities Fund. His experience also includes the Head of Private Investing for Octavian Funds, American Capital (one of the first publicly traded BDC’s), and at Houlihan Lokey Howard & Zukin’s Investment Banking Division. The M&A Advisor in May 2015 named Mr. Griffin a winner of its 40 Under 40 Emerging Leaders Award. The Hedge Fund Journal, in association with Ernst & Young, in December 2016 named Mr. Griffin one of 50 “Tomorrow’s Titans.” Mr. Griffin earned his BSBA in Finance from Georgetown University. The board believes that Mr. Griffin’s background provides significant benefit to the board when analysing and assessing acquisition opportunities.

Christopher Hayes has served as a member of our board of directors and the chair of our Compensation Committee since December 2020. From August 30, 2019 until December 2020, Mr. Hayes served as a member of the board of directors of XL Hybrids and was a member of XL Hybrids’ Finance Committee. Mr. Hayes currently serves as managing partner and director of Alturus, a sustainable infrastructure investment company he founded on January 1, 2017. From January 1, 2016 to January 1, 2017, Mr. Hayes served as the Senior Vice President of Corporate Development at Edison International, a publicly traded energy and power markets company. From June 2011 to December 2015, Mr. Hayes served as the managing partner of Altenex LLC, a company he founded, that provided an energy management network used by companies, universities and municipalities to source clean power for their portfolios. Altenex was acquired by Edison International (NYSE: EIX) in December, 2015. Mr. Hayes is also currently a director of Algorex LLC, a company he founded, which provides data science technology to the healthcare sector. Mr. Hayes holds a B.S. in finance from the University of Denver. Mr. Hayes’ extensive experience with sustainably-focused companies provides substantial guidance and expertise to the board.

Thomas J. Hynes, III, founded XL Hybrids in 2009 and has served as our President and a member of our board of directors since December 2020. Mr. Hynes has served as Chief Strategy Officer and Treasurer and as a member of the board of directors of XL Hybrids since October 2019. He previously served as Chief Executive Officer of XL Hybrids from July 2009 through October 2019. Mr. Hynes has 20 years of experience in clean energy innovation. He currently serves as Senior Lecturer at the Massachusetts Institute of Technology, where he has been teaching since July 2008. Mr. Hynes has served on the board of directors of Woodwell Climate Research Center, a non-profit organization committed to conducting climate change research, since June 2018. Mr. Hynes holds a B.S. in management science from the Massachusetts Institute of Technology. Mr. Hynes’ legacy as a founder, and insight into clean energy opportunities, is a benefit to the board.

Jonathan J. Ledecky has served as a member of our board of directors since our inception. From our inception until December 2020, Mr. Ledecky served as our Chair and Chief Executive Officer. Mr. Ledecky has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NY Hockey Holdings LLC. Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund, since March 1999. He served as President and Chief Financial Officer and as a director of Newtown Lane Marketing, Incorporated from October 2015 until it consummated its merger with Cyxtera Cybersecurity, Inc. in October 2021. He has continued to serve as a director of the company (now Appgate Inc.) since such date. He served as the President and Chief Operating Officer and as a director of Northern Star Acquisition Corp. from September 2020 until it consummated an initial business combination with Barkbox, Inc., the leading global brand for dogs, in June 2021. He has continued to serve as a director of the company (now Bark, Inc.) since such date. He has also served as the President, Chief Operating Officer and director of Northern Star Investment Corp. II since November 2020, President, Chief Operating Officer and director of Northern Star Investment Corp. III since November 2020 and President, Chief Operating Officer and director of Northern Star Investment Corp. IV since November 2020. Since October 2020, he has also served as Chairman of the Board of Pivotal Investment Corporation III. Each of the foregoing companies is a blank check company that is currently searching for an initial business combination. From August 2018 to December 2019, he served as Chairman and Chief Executive Officer of Pivotal Acquisition Corp., a blank check company that consummated an initial business combination with KLDiscovery Inc. in December 2019. Mr. Ledecky continued to serve as a member of the board of KLDiscovery from its merger until June 2021. Mr. Ledecky also served as a member of the board of directors of Propel Media, Inc., a digital media holding company, from January 2015 to January 2019. Mr. Ledecky previously served as a trustee of George Washington University, a director of the U.S. Chamber of Commerce, a commissioner on the National Commission on Entrepreneurship and a trustee of the U.S. Olympic and Paralympic Foundation. In 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, an honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University and a M.B.A. from the Harvard Business School. Mr. Ledeky’s lengthy history of acquisitions, and his knowledge of emerging market opportunities, provides a dynamic voice to board discussions and deliberations.

John P. Miller was appointed by the board to become a director in March, 2022. Mr. Miller has over 40 years of broad-based of executive management experience in the transportation, manufacturing and distribution industries in both public and private equity companies. From 2017 to 2021, he served as Chief Executive Officer of Power Solutions International (OTC Pink: PSIX), a leader in the design, engineering, and manufacturing of a broad range of advanced, emission-certified engines and power systems. Prior to Power Solutions, from 2008 through 2016, Mr. Miller served in operational and financial management positions of increasing responsibility at Navistar International Corporation, a global manufacturer of commercial and military trucks, school buses, and diesel engines. Upon his departure from Navistar, Mr. Miller was Senior Vice President/Operations and Corporate Finance. Mr. Miller’s prior positions at Navistar included vice president and general manager for specialty business as well as vice president and chief financial officer for engine and parts. Mr. Miller received his B.A. in economics from DePauw University, and his M.B.A. from University of Michigan. Mr. Miller’s substantial financial experience will be of great assistance to the board as continued exploration of short and longer term growth strategies occurs.

Sarah Sclarsic has served as a member of our board of directors since June 2019. She is a member of the Audit Committee. Ms. Sclarsic is a technology entrepreneur and advisor, consulting for companies in a wide range of areas, from drone delivery to financial software to gene therapy, advising them on fundraising, business strategy, key hires and communications. Since February 2021, Ms. Sclarsic has served as a director of Pivotal III. Since September 2018, Ms. Sclarsic has been conducting research at the MIT Media Lab, an interdisciplinary research laboratory at the Massachusetts Institute of Technology that encourages the unconventional mixing and matching of seemingly disparate research areas. From July 2016 to September 2018, Ms. Sclarsic served as Vice President of Operations of Sentieo, Inc., a producer of software for investors to research and analyze information on public companies. From 2013 to May 2016, she was the founding Business Director at Modern Meadow, Inc., a biotechnology company which developed methods to grow leather without animals. From 2011 to 2013, she was an independent consultant. In 2009, she co-founded Getaround, Inc., a carsharing company, and served as its Director of Operations until 2010. Ms. Sclarsic received a B.A. in bioethics from Harvard University and is earning an M.S. in bioengineering from Massachusetts Institute of Technology. Ms. Sclarsic’s innovative perspective on growth-oriented emerging markets lends a unique and necessary voice to board discussions.

Eric Tech has served as Chief Executive Officer and member of the board of directors since joining the Company in December, 2021. Mr. Tech brings nearly 35 years of automotive and mobility industry experience to the Company. From June, 2006 through August, 2021, he held senior leadership positions of increasing responsibility at Navistar International Corporation (“Navistar”), a publicly traded global manufacturer and marketer of medium and heavy duty vehicles and parts, finishing his career there as Senior Vice President of Corporate Development. Prior thereto, from July, 1987 to June, 2006, Mr. Tech held various positions at Ford Motor Company (“Ford”), and was Chief Engineer, Super Duty Trucks upon his departure. Mr. Tech earned both a B.S.M.E. in engineering, and an M.B.A. focusing on economics, from University of Michigan. The board believes that, as CEO, Mr. Tech is uniquely positioned to report to the board on Company activities and guide discussions regarding potential strategic priorities.

Committees of Our Board of Directors and Meetings

Meeting Attendance.    During the fiscal year ended December 31, 2021 there were fifteen meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during fiscal 2021. Each member of our board of directors is strongly encouraged but is not required to attend each annual meeting of our stockholders. Several times each year, as circumstances dictate, non-management directors meet in executive session without management. All non-management directors of the Company are independent as determined under applicable NYSE guidelines. Such independence is assessed and confirmed annually by the Nominating/Corporate Governance Committee, as reported to the full board.

Audit Committee.    Our Audit Committee met eight times during fiscal 2021. This committee currently has three members, Niharika Ramdev (Chair), Debora M. Frodl and Sarah Sclarsic. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter (found on the Company’s web site, www.xlfleet.com, under the Governance tab), and include the authority to appoint, compensate, retain, oversee and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the New York Stock Exchange, as such standards apply specifically to members of audit committees. Ms. Ramdev is an “audit committee financial expert,” as determined by the board of directors. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. On March 18, 2022, the board of directors appointed John Miller to serve as Audit Committee chair to replace Ms. Ramdev, whose term as director expires on the date of the annual meeting. Mr. Miller was also designated on March 18, 2022 as an “audit committee financial expert” as the SEC has defined that term in Item 407 of Regulation S-K.

Compensation Committee.    Our Compensation Committee met five times during fiscal 2021. This committee currently has three members, Christopher Hayes (Chair), Kevin Griffin and Niharika Ramdev. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter (found on the Company’s web site, www.xlfleet.com, under the Governance tab), and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success, including undertaking an annual review of its own performance. Our Compensation Committee also administers our XL Fleet Corp. 2020 Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by the New York Stock Exchange.

The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:

•        The Compensation Committee establishes a compensation policy for executive officers that includes (i) an annual base salary, (ii) incentive compensation which is awarded for the achievement of predetermined financial, project, research or other designated objectives of the Company as a whole and of the executive officers individually and (iii) long-term incentive compensation in the forms of equity participation and other awards with the goal of aligning, where appropriate, the long-term interests of executive officers with those of the Company’s stockholders and otherwise encouraging the achievement of superior results over an extended time period.

•        The Compensation Committee establishes a compensation policy for the Company’s executive officers that (i) enhances the profitability of the Company and increases stockholder value, (ii) recognizes individual initiative, leadership, achievement and other contributions and (iv) provides competitive compensation that will attract and retain qualified executives.

•        The Compensation Committee annually reviews the compensation policy for the Company’s directors, Chief Executive Officer and other executive officers, which review includes (i) a review and approval of corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, (ii) an evaluation of the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, (iii) a performance evaluation of the Company’s management (iv) a review of executive supplementary benefits and, as appropriate, the Company’s retirement, benefit and special compensation programs involving significant cost, (v) a review of the Company’s equity-based plans that are subject to approval by our board of directors and (v) a review of competitive practices and trends to determine the adequacy of the executive compensation program.

•        The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsels, experts and other advisors as the committee may deem appropriate in its sole discretion.

•        The Compensation Committee has the authority, to the extent permitted by and consistent with applicable law and the provisions of the Company’s 2020 Equity Incentive Plan, to delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to the Company’s 2020 Equity Incentive Plan.

The Compensation Committee further assists the board in its oversight of the development and implementation of the Company’s human capital management, including those policies and strategies regarding recruiting, retention, career development, opportunity, advancement, and succession and employment practices to ensure appropriate attraction, development, and retention of employees whose contributions are critical to the success of the Company.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee (“Nominating Committee”) met five times during fiscal 2021 and currently has three members, Debora M. Frodl (Chair), Christopher Hayes and John P. Miller (who was appointed to the Committee on March 18, 2022). Our board of directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by the New York Stock Exchange. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include, among other things:

•        identifying, reviewing and making recommendations of candidates to serve on our board of directors;

•        evaluating the performance of our board of directors, its committees and individual directors and determining whether continued service on our board of directors is appropriate;

•        evaluating nominations by stockholders of candidates for election to our board of directors;

•        evaluating the current size, composition and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;

•        developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•        reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors current and emerging corporate governance trends; and

•        reviewing periodically the Nominating Committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: integrity and ethical values, commitment to the long term value of the Company and its stockholders, absence of conflicts of interest, fair and equal representation of all stockholders of the Company, achievement in the fields of business, professional, governmental, community, scientific or educational endeavors, the ability to function effectively in an oversight role, a diversity of backgrounds, perspectives, experience, age, gender, ethnicity and citizenship, understanding of the Company’s business, ability to devote adequate time to our board of directors and its committees, no conflicts with any applicable board policies. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experiences, ages, genders, ethnicities and countries of citizenship on our board of directors and its committees. The board believes that diversity of membership is important to foster various points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.

The Nominating Committee undertakes an annual assessment of each director’s skills and experiences in order to ensure that the board is most effectively responding to the needs of the business, acting in the best interests of stockholders. The Committee reviews how the experiences and skills of each director complement those of fellow board members to create a balanced board with diverse viewpoints and deep expertise.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, they must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating

Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•        as to each recommending stockholder, (i) the name and address of such recommending stockholder (including, if applicable, the name and address that appear on the Company’s books and records) and (ii) the number of shares of each class or series of stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such recommending stockholder;

•        as to each recommending stockholder, (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such recommending stockholder with respect to any shares of any class or series of stock of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any recommending stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than a recommending stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such recommending stockholder as a hedge with respect to a bona fide derivatives trade or position of such recommending stockholder in the ordinary course of such recommending stockholder’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of stock of the Company owned beneficially by such recommending stockholder that are separated or separable from the underlying shares of the Company, (iii) any material pending or threatened legal proceeding in which such recommending stockholder is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (iv) any other material relationship between such recommending stockholder, on the one hand, and the Company or any affiliate of the Company, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such recommending stockholder with the Company or any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (vi) any other information relating to such recommending stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such recommending stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a recommending stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by our Bylaws on behalf of a beneficial owner; and

•        as to each candidate whom a recommending stockholder proposes to nominate for election as a director, (i) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice if such candidate for nomination were a recommending stockholder, (ii) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (iii) a description of any direct or indirect material interest in any material contract or agreement between or among any recommending stockholder, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such recommending stockholder were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (iv) a completed and signed questionnaire, and other supporting materials.

A copy of the Nominating Committee’s written charter is publicly available on our website at www.xlfleet.com under the Governance tab.

Board Leadership Structure and Role in Risk Oversight

Currently, the role of chair of the board is separated from the role of chief executive officer, and we plan to keep these roles separate. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chair, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chair and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee monitors compliance with legal and regulatory requirements, and also has oversight responsibilities for the Company’s cybersecurity and data privacy risk management responsibility. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Communications by Stockholders and Others to Our Board of Directors

Generally, stockholders or other interested entities who have questions or concerns should contact our Investor Relations department at xlfleetir@icrinc.com. However, any stockholders or other interested parties who wish to address questions regarding our business directly with our board of directors, to any individual director, or to the non-management directors as a group should direct his or her questions to the board of directors by mailing or hand delivering written communications to Attn: Security Holder Commination, Board of Directors, XL Fleet Corp., 145 Newton Street, Boston, Massachusetts 20135. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:

•        junk mail and mass mailings;

•        resumes and other forms of job inquiries;

•        surveys; and

•        solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) and the decisions made with respect to 2021 regarding the compensation of each of our NEOs who served in 2021. This CD&A also describes the process of our Compensation Committee (“the Committee”) and board of directors for making compensation decisions, as well as the rationale for specific decisions related to the fiscal year ended December 31, 2021. We refer to the following individuals in our CD&A as our NEOs:

Name	Position
Eric Tech	CEO
Tod Hynes	President & Founder
Cielo Hernandez	Former CFO
James Berklas	Vice President of Corporate Development & General Counsel
Dimitri Kazarinoff	Former CEO

Mr. Tech joined the Company on December 1, 2021. Ms. Hernandez joined the Company on April 19, 2021 and resigned on January 31, 2022. Mr. Berklas joined the Company on January 11, 2021.

2021 Business Highlights

We are a provider of fleet electrification solutions for commercial vehicles in North America, offering our systems for vehicle electrification (our “Power Drive” business) and through our energy efficiency and infrastructure solutions business (our “XL Grid” business). Our Power Drive business provides the market with hybrid and plug-in hybrid systems with on-board telematics that are available for sale and deployment across a broad range of popular commercial vehicle chassis from the world’s leading vehicle brands, or OEMs. We deploy our electrified Power Drives systems onto the chassis of vans, pickups, shuttle buses, delivery trucks, and many other commercial vehicles produced by leading OEMs such as Ford, RAM, GMC, Chevrolet and Isuzu. Our systems enable vehicles to burn less fuel and emit less CO2. To date, vehicles deploying our electrification solutions have driven over 181 million miles.

We made significant progress in 2021 expanding the product offerings in our Power Drive business and re-entering the California market. We developed electrified powertrains for 14 new commercial vehicles, including higher volume platforms such as the Ford Transittm and F-600 platforms, and received executive orders (EOs) from the California Air Resources Board (CARB) approving the use of our hybrid systems on seven new 2021 and 2022 commercial vehicles. We also developed and received CARB approval for our first battery electric vehicle (BEV) that we expect to be available for testing in 2022. That progress notwithstanding, our 2021 Power Drive business results were materially and adversely affected by the global microchip shortage that limited OEM delivery of new chassis to our commercial customers. While we were able to sell some of our Power Drive systems for use in retrofitting existing vehicles, the limited availability of new commercial vehicle chassis, combined with other supply chain issues, significantly impaired our 2021 revenue and profitability.

We launched our XL Grid Business in December 2020 and completed the acquisition of World Energy Efficiency Services, LLC (“World Energy”) in May 2021. With our acquisition of World Energy, we became a provider of energy efficiency, renewable technology, electric vehicle charging station and other energy solutions to customers across the New England region. We provide full-service electric vehicle charger installations, including the assessment of a location’s electrical infrastructure, site layout of the charging area plan and equipment installation.

We initially expected World Energy to deliver approximately $19.5 million in full year 2021 revenue, including pre-acquisition revenue of approximately $7.7 million. Actual full year 2021 revenues at World Energy were $20.5 million, with 637 energy service projects competed during the year and an additional 200 projects in backlog at year end. In the fourth quarter of 2021, we achieved our first cross-sell project between our XL Grid and Power Drive businesses when we supplied charging stations and plug-in hybrid electric drive systems to Apex Clean Energy.

Our success in World Energy and the XL Grid business was more than offset by significant and ongoing challenges faced by our Power Drive business. Specifically,

•        Total Company revenues decreased by $4.7 million, or 23.3%, to $15.6 million in the year ended December 31, 2021 from $20.3 million for the year ended December 31, 2020. The decrease was primarily due to a net decrease of $17.5 million in revenues from the sale of our Power Drive systems.

•        Gross profit (loss) decreased by $3.4 million, or 125.4%, to $0.7 million gross loss in the year ended December 31, 2021 from $2.7 million gross profit for the year ended December 31, 2020. The decrease in gross profit (loss) was driven by lower gross profits on the sale of Power Drive systems of $7.8 million. This was offset by gross profit of $4.4 million on the sales of infrastructure projects from World Energy.

The compensation paid to our NEOs for service in 2021 and the leadership transition undertaken in the fourth quarter reflect these results.

2021 Leadership Transition

Mr. Tech joined as our CEO, effective December 1, 2021, pursuant to his employment agreement executed on November 1, 2021. In connection with Mr. Tech’s expected employment, on November 20, 2021, the Company entered into a separation agreement with Dimitri Kazarinoff pursuant to which he will receive (i) severance pay equal to twelve months of his then current annual base salary, (ii) the acceleration of the vesting of all of his stock options that are outstanding as of December 1, 2021 by twelve months, and (iii) the extension of the period for the exercise of his stock options from three months to twenty four months post-termination. The Agreement also contains customary provisions concerning release of claims, non-competition, non-solicitation of Company employees and non-disparagement.

2021 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. The elements of our 2021 executive compensation consisted of base salary, an annual cash bonus and long-term equity incentive sin the form of stock options and restricted stock units (RSUs) that generally vest ratably over time. Based on our performance and consistent with the design of our program, as more fully described below, the Compensation Committee made the following executive compensation decisions for fiscal 2021 in our first year of being a publicly-traded company:

•        Base Salaries.    The initial base salaries for each of our NEOs (as of her or his respective start date or, in the case of Mr. Hynes and Mr. Kazarinoff, as of January 1, 2021), were as follows:

Name	Initial Salary
Eric Tech	$600,000
Tod Hynes	$250,000
Cielo Hernandez	$400,000
James Berklas	$290,000
Dimitri Kazarinoff	$325,000

For 2021, the Compensation Committee approved the following salary increases for the NEOs:

Name	Effective Date	New Salary
Tod Hynes	March 1	$372,500
James Berklas	September 1	$375,000
Dimitri Kazarinoff	March 1	$440,000

•        Annual Incentives.    The target bonuses (expressed as a percentage of salary) established for each of our NEOs (as of her or his respective start date or, in the case of Mr. Hynes and Mr. Kazarinoff, as of January 1, 2021), were as follows:

Name	Target
Eric Tech	80%
Tod Hynes	32%
Cielo Hernandez	60%
James Berklas	30%
Dimitri Kazarinoff	30%

During 2021, the Compensation Committee also approved increases to the bonus targets applicable under our Annual Incentive program to three of our NEOs.

Name	New Target
Tod Hynes	50%
James Berklas	40%
Dimitri Kazarinoff	70%

Mr. Tech became our CEO on December 1, 2021. In lieu of an annual bonus for 2021, Mr. Tech received a sign-on bonus of $250,000. Based on our financial performance in 2021, none of Kazarinoff, Hynes or Hernandez received an annual bonus. Mr. Berklas received an annual bonus for 2021 of $200,000 that was negotiated as part of his amended employment agreement effective September 1, 2021.

•        Long-Term Equity Incentives.    Due to their substantial equity ownership, neither Mr. Kazarinoff nor Mr. Hynes received equity awards in 2021. Mr. Tech, Ms. Hernandez and Mr. Berklas received sign-on grants and Mr. Berklas received a supplemental retention award as follows:

Recipient	Grant Date Fair Value	Grant Date	Form
James Berklas	$328,000	January 11	Stock Options
Cielo Hernandez	$300,000	April 19	Stock Options
Cielo Hernandez	$300,000	April 19	Restricted Stock Units
James Berklas	$209,000	April 19	Restricted Stock Units
Eric Tech	$1,260,000	December 1	Stock Options
Eric Tech	$540,000	December 1	Restricted Stock Units

The Compensation Committee is currently evaluating its approach to long-term equity incentive compensation and is committed to putting forth a program that aligns the interests of our executives and stockholders each year.

Retention Award & Amended Employment Agreement

Due to the significant volatility in our share price in 2021, the Committee took steps felt it appropriate to take steps to ensure that the long-term incentives within our program continue to provide motivation and retentive value to our NEOs. As a result, the Committee made a special equity award to Mr. Berklas in April 2021 in the form of 32,203 restricted stock units, or RSUs, with a grant date fair value of $200,000. In September 2021, the Committee also approved the Company’s entering into an amended employment agreement with Mr. Berklas pursuant to which he would receive, based on continued employment, (i) an increase in his base salary to $375,000, (ii) two retention bonus payments due on March 1, 2022 and September 1, 2022, the sum of which will be equal to his then current base salary, and (iii) a guaranteed 2021 bonus of $200,000.

Compensation Practices & Policies

We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

	What We Do		What We Don’t Do
✓	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results and stock performance	✗	No tax gross ups
✓	Maintain anti-hedging and anti-pledging policies	✗	No repricing or exchange of underwater options without stockholder approval
✓	Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	✗	No option or stock appreciation rights granted below fair market value
✓	Use an independent compensation consultant	✗	No supplemental executive retirement plans

WHAT GUIDES OUR PROGRAM

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management, compensation governance and our cultural values:

•        Competitively Positioned:    Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.

•        Performance-Driven and Stockholder-Aligned:    A meaningful portion of total compensation should be variable and linked to the achievement of specific short- and long-term performance objectives and designed to drive stockholder value creation.

•        Responsibly Governed:    Decisions about compensation should be guided by appropriate governance standards and rigorous processes that encourage prudent decision-making.

Elements of Pay: Total Direct Compensation

Our executive compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)

Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent, reward overall performance by our executive officers and provides a degree of financial stability for each of our executive officers

Annual Incentives	Cash (Variable)	Reward executives for delivering on annual strategic objectives that we believe contribute to the creation of stockholder value and help us attract and retain critical executive talent.
Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that we believe drive the creation of stockholder value and help us attract and retain executive talent.

Executive Compensation Decision-Making Process

The Role of the Compensation Committee.    The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website at https://investors.xlfleet.com/governance/documents-and-charters/default.aspx. The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.

The Role of Management.    Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, they are not present in the board room, nor do they participate in discussions about their own pay. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.

The Role of the Independent Consultant.    The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.

The Role of Peer Group Companies.    The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2021 compensation levels, the Committee did not reference a specific peer group or conduct formal benchmarking, but subjectively took into account publicly available data of similarly sized and situated companies and industry specific survey data. This market data was not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on the Committee’s subjective evaluation of factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserve the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

2021 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. Base salary also rewards overall performance and provides a degree of financial stability for our NEOs. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee (and the Board with respect to the CEO) takes into account factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential. Among each NEO, the relative weighting of these factors was not assigned to all or any individual, but the Committee did make subjective determinations that the amounts of base salary were appropriate considering all of these factors collectively. In light of their efforts in 2020 to successfully complete our going public transaction (that closed in late December 2020), the Committee approved a salary increase for Mr. Hynes and recommended to the Board and the Board approved a salary increase for Kazarinoff as follows:

Name	2020	2021	% Adjustment
Tod Hynes	$250,000	$372,500	49
Dimitri Kazarinoff	$325,000	$440,000	24

Annual Incentives

The 2021 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual payouts depend on the achievement of a combination of pre-determined organizational and individual performance objectives. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and their ability to impact overall results. In our first year of being a public company, these targets were established based on recommendations from our independent consultants. Mr. Tech, having started on December 1, 2021, was ineligible for a 2021 annual bonus. With respect to our other NEOs, target award opportunities for 2021 were as follows:

Name	2021 Base Salary	Bonus Target (% of Base Salary)	Bonus at Target ($)
Eric Tech	$600,000	N/A	N/A
Tod Hynes	$372,500	50%	$186,250
Cielo Hernandez*	$400,000	60%	$240,000	*
James Berklas	$375,000	40%	$150,000
Dimitri Kazarinoff	$440,000	70%	$308,000

____________

*        Any bonus payable to Ms. Hernandez would have been prorated to reflect her April 19, 2021 start date.

2021 Organizational Performance Metrics.    In 2021, the Committee identified revenue, gross margin and milestones associated with the development of EV programs as the organizational metrics in the Annual Incentive Plan because we believe it is important to focus our NEOs on top line growth, profitability, and new product introductions. Revenue ensures we are delivering an appropriate level of top-line growth, while gross margin keeps us focused on efficient delivery and execution, and EV development allows us to ensure that we are laying the groundwork for future success in a highly competitive and evolving marketplace. As discussed earlier, in light of the macroeconomic events adversely affecting the Company, the Committee did not establish formal targets prior to making the decision that none of the NEOs (other than Mr. Berklas) would be eligible for an annual bonus.

Annual Incentive Plan Structure.    The Annual Incentive Plan provides each of our NEOs with a bonus opportunity that can range from 0% to 142.5% of target award amounts. Prior to the Committee’s decision that the management team would be generally ineligible for annual bonuses, the plan as contemplated in 2021 was structured as follows:

Plan Goal Component	Organizational and Individual Plan Weighting	Weighting Within Metric Group	Payouts
			Min*	Target	Max
Organizational Performance Metrics	60%
Revenue		50%	75%	100%	150%
Gross Margin		25%	75%	100%	150%
EV Development Program		25%	0%	100%	100%

Individual Performance Metrics	40%
Discrete objectives established for each NEO (that were not finalized prior to the zero bonus determination)		100%	75%	100%	150%

Minimum payouts are subject to the achievement of a pre-determined “threshold” metric — such as revenue or gross margin, that was set at 75% of the relevant organization or individual target.

Annual Incentive Plan Results.    The global microchip shortage and other pandemic related factors materially and adversely impaired the performance of the Company’s Power Drive business and resulted in year-over-year revenue and gross margin declines. In light of those declines, the Committee ultimately decided that none of the NEOs who were bonus eligible would receive an annual bonus, other than Mr. Berklas, who received a guaranteed bonus as part of his amended employment agreement.

	Bonus Target (% of Base Salary)	Bonus at Target ($)	Actual Payout ($)
Eric Tech	N/A	N/A	N/A
Tod Hynes	50%	186,250	0
Cielo Hernandez*	60%	240,000	0
James Berklas	40%	150,000	$200,000
Dimitri Kazarinoff	70%	308,000	0

Long-Term Equity Incentives

In 2021, we granted equity awards to our newly-hired NEOs to align the interests of award recipients with those of our stockholders based on recommendations from our independent consultant. The 2021 awards for each NEO were as follows:

	2021 Equity Awards
Name	Options	RSUs	Grant Date Fair Value(1) ($)
Eric Tech
	421,905		1,260,000
		132,029	540,000
Cielo Hernandez
	67,983		300,000
		46,296	300,000
James Berklas
	24,000		328,000
		32,203	200,000

____________

(1)      Individual award amounts were calculated based on Black-Scholes values.

All equity awards are subject to the award recipient’s continued employment through each vesting date.

Mr. Tech’s options vest 25% on the first anniversary of the grant date and then ratably each month over the next 36 months, have an exercise price of $4.09 per share, and expire on the tenth anniversary of the grant date. His RSUs vest 25% on the first anniversary of the grant date and then 6.25% each quarter thereafter.

Ms. Hernandez resigned her employment in January 2021 prior to any of her options or RSUs having vested. Her options and RSUs would have vested 25% on each anniversary of the grant date. Her options had an exercise price of $6.48 per share and would have expired on the tenth anniversary of the grant date.

Mr. Berklas’ options vest 25% on the first anniversary of the grant date and then 6.25% each quarter thereafter, have an exercise price of $22.02 per share and expire on the tenth anniversary of the grant date. His RSUs vest 25% on each anniversary of the grant date.

As we continue to evolve as a business, we recognize that the structure of our equity program must evolve with the transition of our business strategy. The Compensation Committee is currently evaluating its approach to long-term equity incentive compensation and is committed to putting forth a program that aligns the interests of our executives and stockholders each year.

OTHER PRACTICES, POLICIES & GUIDELINES

Anti-Hedging & Pledging Policies

Our insider trading policy prohibits our employees, including officers, and directors from pledging or engaging in hedging or similar transactions in our securities, including but not limited to prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls and short sales.

Other Benefits and Perquisites

All of our NEOs are eligible to participate in our employee benefit plans, including medical, dental, vision, and life insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death, and dismemberment insurance for all employees, including our NEOs. We generally do not provide perquisites or personal benefits, although we did offer Ms. Hernandez relocation assistance were she to have relocated to our Boston headquarters.

401(k) Plan and Employee Stock Purchase Plan

We maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. The Company provides for safe harbor matching contributions equal to 100% on the first 3% of an employee’s eligible earnings deferred and an additional 50% on the next 2% of an employee’s eligible earnings deferred. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Executive Compensation Tables

2021 Summary Compensation Table

The following table sets forth information regarding the compensation to our NEOs for the year ended December 31, 2021.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Eric Tech	2021	50,000	250,000	1,260,000	540,000	—	—		2,100,000
CEO
Dimitri Kazarinoff	2021	421,200	—	—	—	—	4,418,018	(6)	4,839,218
Former CEO	2020	292,500	—	—	633,710	250,000	10,525		1,186,735
Tod Hynes	2021	352,500	—	—	—	—	11,600		364,100
Founder & President	2020	225,000	—	—	—	325,000	6,826		556,826
Cielo Hernandez(5)	2021	282,000	—	300,020	300,020	—	7,015		889,055
Former Chief Financial Officer
James Berklas	2021	312,000	200,000	208,998	328,080	—	1,456		1,050,534
VP – Corporate Development & General Counsel

____________

(1)      Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(2)      Amounts shown under the heading “Stock Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note __ to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2021.

(3)      The amounts reported represents the named executive officer’s annual performance bonus under the Company’s Annual Incentive Plan.

(4)      Consists of 401K Plan Company Contributions.

(5)      Ms. Hernandez resigned as CFO on January 31, 2022.

(6)      Includes (i) $10,586 in 401K Plan Company contributions, (ii) $34,992 in severance payments and (iii) $4,372,440 in stock based compensation resulting from the equity award acceleration provided for in Mr. Kazarinoff’s separation agreement.

2021 Grants of Plan-Based Awards Table(1)

The following table shows for the fiscal year ended December 31, 2021 certain information regarding grants of plan-based awards for our NEOs.

Name	Grant Date	Stock Awards: Number of Restricted Stock Units (#)(2)	Stock Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Stock Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Eric Tech	12/01/2021	132,029			540,000
CEO	12/01/2021		421,095	4.09	1,260,000
Cielo Hernandez(5)	04/19/2021	46,296			300,020
Former Chief Financial Officer	04/19/2021	67,983		6.48	300,020
James Berklas	01/04/2021	32,203	24,000	22.02	328,080
VP – Corporate Development & General Counsel	04/19/2021				208,998

____________

(1)      Due to the Committee’s decision to refrain from establishing a formal bonus program in light of the Company’s financial performance in 2021 (and that all NEOs other than Mr. Berklas would receive zero bonus), the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns have been omitted.

(2)      This column reflects the number of RSUs granted in 2021 under our 2020 Equity Incentive Plan. Vesting schedules are set forth within the Outstanding Equity Awards at 2021 Fiscal Year-End table below.

(3)      This column and the one that follows reflect, respectively, the number of stock options granted in 2021 and their exercise price.

(4)      Grant date fair values for RSUs reflect the number of shares awarded multiplied by the grant date closing market price of our common stock. Grant date fair values for stock option awards are calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 2 to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2021 and reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718.

(5)      Ms. Hernandez resigned as CFO on January 31, 2022.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table shows (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2021; (ii) the exercise price and expiration date of these options; and (iii) the aggregate number and value as of December 31, 2021 of all unvested restricted stock or units. The values ascribed to the awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise. Each amount in this table is based on the closing market price of the Company’s common stock on December 31, 2021, which was $3.31.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards						Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date(1)	Equity Award Grant Date	Equity Award Vesting Dates(2)	Number of Units of Stock Held That Have Not Vested (#)(3)	Market Value of Units of Stock Held that Have Not Yet Vested ($)(3)
Eric Tech	—	1,260,000	4.09	12/01/2031	12/01/2031	(a)	—	—
	—	—	—	—	12/01/2021	(b)	132,029	437,015
Dimitri Kazarinoff	1,293,130	—	0.24	12/01/2023	10/07/2019	(c)	—	—
	1,597,948	—	0.24	12/01/2023	10/07/2019	(c)	—	—
Tod Hynes	595,111	—	0.24	11/21/2023	07/01/2018	(c)	—	—
Cielo Hernandez	—	67,983	6.48	04/19/2031	04/19/2021	(d)	—	—
	—	—	—	—	04/19/2021	(d)	46,296	153,240
James Berklas	—	24,000	22.02	04/19/2031	01/04/2021	(d)	—	—
					04/19/2021	(b)	32,203	106,592

____________

(1)      These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award.

(2)      The following describes the vesting dates of the relevant award: (i) those awards designated by an (a) vest 25% on the first anniversary of the grant date and then ratably each month over the next 36 months; (ii) those awards designated by a (b) vest 25% on the first anniversary of the grant date and then 6.25% each quarter thereafter; (iii) those awards designated by a (c) are fully vested; and (iv) those awards designated by a (d) vest 25% on each anniversary of the grant date. This column and the one that follows reflect, respectively, the number of stock options granted and their exercise price.

(3)      These columns reflect the number of unvested RSUs held by each NEO under each award of RSUs and the dollar value of those units is calculated using the closing market price of the Company’s common stock on December 31, 2021 of $3.31.

Stock Vested and Options Exercised in 2021

The following table provides information concerning the value realized by each NEO upon the exercise of stock options in 2021. None of our NEOs had any RSUs vest in 2021. The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the NEO and the closing market price of the Company’s common stock on the exercise date.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Dimitri Kazarinoff	45,000	145,350
Tod Hynes	595,911	2,252,534

Employment Agreements

We have entered into employment agreements with each of our NEOs as of December 31, 2021, other than Mr. Hynes, that provide them with severance protections. The employment agreements provide that the NEOs will be eligible for severance benefits in certain circumstances following a termination of employment without cause or with good reason, whether or not in connection with a change in control.

Under the employment agreements, if the executive’s employment is terminated, absent a “change in control,” by the Company without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive would be entitled to receive the following severance payments and benefits:

•        continued payment of base salary for six months in the case of Ms. Hernandez or Mr. Berklas and twelve months in the case of Mr. Tech;

•        the cost of COBRA continuation coverage for all health plans and programs during the period of such payments (for six months in the case of Ms Hernandez or Mr. Berklas and twelve months in the case of Mr. Tech); and

•        in the case of Mr. Tech, a pro rata portion of his annual performance bonus and immediate vesting of all unvested options that otherwise would have vested during such twelve-month severance period following the qualifying termination twelve months of equity acceleration.

However, if such qualifying termination occurs within three months prior to or 12 months following a “change in control,” the executive instead will be entitled to receive the following severance payments and benefits:

•        continued payment of base salary for nine months in the case of Ms. Hernandez;

•        lump sum payment of base salary for 12 months in the case of Mr. Berklas and 18 months in the case of Mr. Tech;

•        the cost of COBRA continuation coverage for all health plans and programs for such 9, 12 and 18 months periods, for Ms. Hernandez, Mr. Berklas, and Mr. Tech, as applicable;

•        in the case of Mr. Tech, a pro rata portion of his annual performance bonus; and

•        immediate vesting of all outstanding options and RSUs.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our NEOs, please see “Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

The following table presents information concerning estimated payments and benefits that would be provided in certain circumstances for each of the NEOs serving as of the end of the fiscal year ending December 31, 2021. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on the last business day of our fiscal year ending December 31, 2021 using the closing market price per share of our Common Stock on that date, which was $3.31. The NEOs below hold options that have exercise prices of $22.04, $6.48 and $4.09, none of which would have been exercisable for a profit as of December 31, 2021. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

Name	Base Salary ($)		Annual Bonus ($)	Stock Award ($)	All Other Compensation ($)	Total ($)
Eric Tech
Termination without Cause/Resignation for Good Reason		$600,000	$—	437,015	$23,400		$1,060,415
Termination with Cause/Resignation without Good Reason		$—	$—	—	$—	$
Change in Control without Termination		$—	$—	—	$—	$
Change in Control with Qualifying Termination		$900,000	$—	437,015	$35,100		$1,372,115
Death or Disability		$—	$—	109,254	$—		$109,254
Cielo Hernandez
Termination without Cause/Resignation for Good Reason		$200,000	$—	—	$11,700		$211,700
Termination with Cause/Resignation without Good Reason	$		$—	—	$—	$
Change in Control without Termination	$		$—	—	$—	$
Change in Control with Qualifying Termination		$300,000	$—	153,240	$17,550		$470,790
Death or Disability		$—	$—	—	$—	$
James Berklas
Termination without Cause/Resignation for Good Reason		$187,500	$—	—	$11,700		$199,200
Termination with Cause/Resignation without Good Reason		$—	$—	—	$—	$
Change in Control without Termination		$—	$—	—	$—	$
Change in Control with Qualifying Termination		$375,000	$200,000	106,592	$23,400		$704,992
Death or Disability		$—	$—	—	$—	$

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Members of the Compensation Committee

Chris Hayes, Chair

Kevin Griffin

Niharika Ramdev

Director Compensation

No member of our board of directors who is also a member of management receives cash, equity or other non-equity compensation for service on our board of directors. In 2021 we approved the following Non-Employee Director Compensation Policy that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

Non-Employee Director Compensation Policy

Annual Equity Award.    Under the non-employee director compensation policy, each non-employee director of the Company will receive a $150,000 annual equity award, such award comprising of equal parts stock options and RSUs. The chair of our board of directors will receive an additional $20,000 annual equity award, such grant comprising of equal parts stock options and restricted stock units. The awards will be granted on the date of each annual meeting of stockholders at which the director is elected to our board of directors or continues to serve as a director. Each grant will vest in full on the first anniversary of the grant date.

Initial Equity Award.    Upon initial election to our board of directors, each new non-employee director of the Company will receive an initial equity award equal to 150% of the annual equity award, such award comprising of equal parts stock options and restricted stock units. The initial equity award will vest in equal installments on the first, second and third anniversary of the date of the grant. The initial equity award will not be granted to any new non-employee director of the Company who served as a director of Pivotal or XL Hybrids immediately prior to the consummation of our Business Combination.

Annual Cash Retainer.    Each non-employee director of the Company will receive an annual cash retainer of $50,000 for his or her service on our board of directors, and the chair of our board will receive an additional $20,000 cash retainer. Each member of the audit, compensation and nominating and corporate governance committees will receive an annual cash retainer of $10,000, $7,500 and $5,000, respectively. In addition, the chair of each of the audit, compensation and nominating and corporate governance committees will receive an additional cash retainer of $20,000, $15,000 and $10,000, respectively. The annual cash retainers, as applicable, will be payable in quarterly installments, in arrears, at the end of each calendar quarter for the duration of such non-employee director’s service on our board of directors or committee.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)(3)	Option awards ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(h)
Debora Frodl	86,667	120,413	128,363	335,443
Niharika Ramdev(1)	87,500	218,753	251,234	557,487
Jon Ledecky	50,000	106,243	113,258	269,501
Kevin Griffin	51,250	106,243	113,258	270,751
Sarah Sclarsic	60,000	106,243	113,258	279,501
Christopher Hayes	77,500	106,243	113,258	297,001
Declan Flanagan(2)	60,416	218,753	251,234	530,403

____________

(1)      Ms. Ramdev’s term as a director expires on the date of the 2022 annual meeting.

(2)      Mr. Flanagan resigned from the Board effective October 31, 2021.

(3)      Awards represent restricted stock units granted on February 26, 2021 with a grant price of $14.17, and on May 26, 2021 with a grant price of $6.81.

(4)      Awards represent options granted on February 26, 2021 with an option value of $10.74, and on May 26, 2021 with an option value of $4.76.

REPORT OF AUDIT COMMITTEE

The audit committee of our board of directors is currently composed of three members, each of which is independent as required by the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Board has determined that each member of the Audit Committee is financially literate. Further, Ms. Ramdev qualifies and is designated as an “audit committee financial expert” as such term is defined in rules adopted by the SEC. The Audit Committee operates under a written charter adopted by the board of directors, found at the Company’s web site, www.xlfleet.com, under the Governance tab. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

Management has primary responsibility for XL Fleet’s financial statements and the reporting process, including the systems of internal control over financial reporting. As more fully described in its charter adopted by our board of directors, the primary purpose of the Audit Committee is to assist the board of directors in overseeing the integrity of XL Fleet’s financial statements, compliance with legal and regulatory requirements and the qualifications, performance and independence of the external auditors.

Marcum,L.L.P, (“Marcum”), the Company’s independent registered public accounting firm, is responsible for planning and conducting an audit of the Company’s annual financial statements and a review of the Company’s quarterly financial statements. Further, Marcum is responsible for expressing opinions on the Company’s financial statements and internal control over financial reporting based on its audits.

As part of fulfilling its responsibilities, the Audit Committee meets periodically with Company management, Marcum and members of the internal audit function (established in during the fiscal year 2021), both separately and collectively. The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2021 with management and Marcum and discussed with Marcum those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding Marcum’s communications with the Audit Committee concerning independence, and has discussed with Marcum its independence.

Based on these reviews and discussions with management and Marcum, the Audit Committee recommended to the board that the Company’s audited financial statements for the fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Members of the XL Fleet Audit Committee

Niharika Ramdev
Debora M. Frodl
Sarah Sclarsic

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee Charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider all available information deemed relevant by the audit committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Related Party Transactions

Our board of directors adopted a written related person transactions policy that sets forth policies and procedures regarding the identification, review, consideration and oversight of related person transactions. For purposes of this policy only, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of its subsidiaries, are participants involving an amount that exceeds $120,000, in which any related person has a material interest.

Transactions involving compensation for services provided to us or any of our subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the related person transaction policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our audit committee (or to another independent body of our board of directors) for review. To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risks, costs, and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. The transactions described below occurred after the adoption of the Company’s related persons transactions policy.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify such directors and executive officers for certain expenses, including reasonable attorneys’ fees, judgments (including any pre and post-judgment interest) penalties, fines, liabilities, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

Lease Agreement

On March 16, 2012, we entered into a lease agreement with Red Line Limit, LLC, as landlord, in connection with our lease of certain property located in Brighton, Massachusetts. The property is personally owned by James Davis, a holder of more than 5% of our common stock. Mr. Davis’ interest is limited to his ownership of the property. The lease agreement has been extended through August 31, 2022. Pursuant to the terms of the lease agreement, we currently pay monthly rent installments of $19,473 for this property. We made payments of approximately $235,000 in 2020 and approximately $235,000 in 2021 in connection with the lease agreement.

Sponsorship Commitment

On February 24, 2021, the Company agreed to a sponsorship agreement with several entities related to the UBS Arena, Belmont Park and the NY Islanders Hockey Club. Mr. Ledecky has an ownership interest in the UBS Arena and the NY Islanders Hockey Club. Pursuant to that Agreement, the Company was designated an “Official Electric Transportation Partner of UBS Arena” with various associated marketing and branding rights, including the development of electric vehicle charging stations. Through December 31, 2021, the Company has incurred costs of approximately $700,000 related to future opportunities to develop electric vehicle charging stations on the UBS Arena area. The sponsorship agreement has a term of three years with a sponsor fee of approximately $500,000 per year. Mr. Ledecky’s interest is limited to his interest in the UBS Arena and NY Islanders Hockey Club.

Proposal No. 1

ELECTION OF DIRECTORS

(Notice Item 1)

On March 18, 2022 our board of directors nominated Kevin Griffin and Christopher Hayes for election at the annual meeting. Our board of directors currently consists of nine members, classified into three classes as follows: Kevin Griffin, Christopher Hayes and Niharika Ramdev constitute a class with a term which expires at the upcoming annual meeting; stockholders are asked to elect Mssrs. Griffin and Hayes for a three year term expiring in 2025. Thomas J. Hynes III, Jonathan J. Ledecky and Eric Tech constitute a class with a term ending in 2023. Debora M. Frodl, John P. Miller and Sarah Sclarsic constitute a class with a term which expires in 2024. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our board of directors has voted to nominate Mssrs. Griffin and Hayes for election at the annual meeting for a term of three years to serve until the 2025 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class A directors (Debora Frodl, John Miller and Sarah Sclarsic) and the Class C directors (Thomas J. Hynes III, Jonathan J. Ledecky and Eric Tech) will serve until the Annual Meetings of Stockholders to be held in 2024 and 2023, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Kevin Griffin and Christopher Hayes as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.

Our board of directors Recommends The Election Of KEVIN GRIFFIN AND CHRISTOPHER HAYES As Directors, And Proxies Solicited By Our board of directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

Proposal No. 2

ratification of selection of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Marcum LLP (“Marcum”), as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. Marcum LLP has served as our independent registered public accounting firm since March 20, 2019. Our board of directors proposes that the stockholders ratify this appointment. Marcum audited our financial statements for the fiscal year ended December 31, 2021. We expect that representatives of Marcum will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Marcum, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Marcum and concluded that Marcum has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.

The following table presents fees for professional audit services rendered by Marcum for the audit of the Company’s annual financial statements for the years ended December 31, 2021, and December 31, 2020, and fees billed for other services rendered by Marcum during those periods.

	2021	2020
Audit Fees:(1)	$573,385	$346,080
Audit Related Fees:(2)	$31,190	$106,070
Tax Fees:(3)	—	$689
Total Aggregate Fees:	$604,575	$452,839

____________

(1)      Audit Fees consisted of audit work performed in the preparation of financial statements, work during the fiscal year to implement standards and controls under Sarbanes-Oxley procedures, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)      Audit Related Fees consisted principally of warrant valuation fees, a Company registration statement, and fees related to the acquisition of World Energy Efficiency Systems in May, 2021.

(3)      There were no Tax Fees incurred during the 2021 fiscal year.

There were no other fees incurred during the 2021 fiscal year.

The percentage of services set forth above in the categories [audit related fees, tax fees, and all other fees], that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.      Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.      Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.      Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.      Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The percentage of the hours expended on Marcum’s engagement to audit our financial statements for the fiscal year ended December 31, 2021 that was attributed to work performed by persons other than Marcum full-time, permanent employees was 0%.

In the event the stockholders do not ratify the appointment of Marcum as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the independent registered public accounting firm.

Our board of directors Recommends A Vote To Ratify The Appointment Of Marcum LLP As Our Independent Registered Public Accounting Firm FOR FISCAL YEAR 2022, And Proxies Solicited By Our board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Notice Item 3)

During the fiscal year ending December 31, 2021, we became a large, accelerated filer and exited the “emerging growth company” status as defined in the Jumpstart Our Business Startups Act. Accordingly, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve our executive compensation at the annual meeting. In the future, we intend to consider the outcome of such “say-on-pay” votes when making compensation decision regarding our executive compensation.

Proposal No. 3 provides stockholders the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the “Summary Compensation Table,” starting on page 26, for full details. Stockholders are being given the opportunity to endorse or not endorse our executive compensation programs and policies, and the total compensation paid to our named executive officers. This proposal is often called the “Say on Pay” proposal.

Although this vote is non-binding, the Board values the opinions of our stockholders, and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this Proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this Proposal, so will have no effect on the outcome.

Our board of directors Recommends THAT YOU, ON A non-binding advisory basis, APPROVE THE COMPENSATION OF the named EXECUTIVE OFFICERS OF THE COMPANY BY VOTING “FOR” THIS PROPOSAL. Proxies Solicited By Our board of directors Will Be Voted In Favor OF THIS PROPOSAL Unless A Stockholder Has Indicated Otherwise On The Proxy.

Proposal No. 4

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES TO APPROVE EXECUTIVE COMPENSATION

(Notice Item 4)

Proposal No. 4 provides stockholders with the opportunity to cast an advisory vote on the frequency of the advisory vote to approve our executive compensation program. This proposal is often called the “Say on Frequency” proposal. This opportunity must be given to stockholders every six years, under applicable SEC rules. This year, we are seeking a non-binding determination from our stockholders regarding how often the “Say on Pay” advisory vote should be held. Stockholders have the following frequency options from which to choose: one year, two years or three years. The Board believes that an annual advisory Say on Pay vote is the most appropriate policy for our stockholders and the Company. An annual advisory vote will allow the Board to receive timely, ongoing feedback from our stockholders, and assists the Board’s discussions about any changes to the executive compensation program. Although this vote is non-binding, the Board values the opinions of the Company’s stockholders and will consider the outcome of this vote when making future decisions.

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this Proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this Proposal, so will have no effect on the outcome.

Our board of directors Recommends THAT YOU, ON A non-binding advisory basis, VOTE “FOR” HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION WITH A FREQUENCY OF ONE YEAR. Proxies Solicited By Our board of directors Will Be Voted In Favor OF THIS PROPOSAL Unless A Stockholder Has Indicated Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.xlfleet.com under the Governance, Documents and Charters section of our Investors page and will be made available to stockholders without charge, upon request, in writing to the attention of our Corporate Secretary at XL Fleet Corp., 145 Newton Street, Boston, Massachusetts 02135. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the New York Stock Exchange.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires Company directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership. Based solely on a review of the reports filed for the fiscal year and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), with the exception of the exercise of options by Mr. Hynes on December 13, 2021, which was reported on January 19, 2022. The late notice was due to an oversight by Mr. Hynes.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2023 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than November 25, 2023. To be considered for presentation at the 2023 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than 120 days prior to the date that is one year from this year’s meeting date and no later than 90 days prior to the date that is one year from this year’s meeting date. Proposals will be considered timely if stockholders give appropriate notice at the address below no earlier than January 4, 2023. Proposals that are not received in a timely manner will not be voted on at the 2023 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, XL Fleet Corp., 145 Newton Street, Boston Massachusetts 02135.

BY ORDER OF THE BOARD OF DIRECTORS

Jim Berklas
Corporate Secretary
Boston, Massachusetts
March 24, 2022

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the XL FLEET CORP. Internet must be received by 11:59 p.m., Eastern Time, on May 3, 2022. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/xlfleet/2022 MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 , 2 and 3, and “FOR” 1 Year in PROPOSAL 4. your votes like this Proposals 1. Election of the following Directors to serve a three-year term expiring in 2025: FOR WITHHOLD VOTE 1. Kevin Griffin 2. Christopher Hayes 2. Ratification of Marcum LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2022. 3. To conduct an advisory vote on the total compensation paid to executives of the Company. 4. To select, on an advisory basis, the frequency of future stockholder advisory votes to approve executive compensation. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN ONE TWO THREE YEAR YEARS YEARS ABSTAIN To transact such other business as may come before the meeting. CONTROL NUMBER Signature Signature, if held jointly Date , 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/xlfleet/2022 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS XL FLEET CORP. The undersigned appoints Eric Tech and James Berklas, and each of them (with full power to act alone), as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of XL Fleet Corp. held of record by the undersigned at the close of business on March 7, 2022 at the Annual Meeting of Stockholders of XL Fleet Corp. to be held on May 4, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, IN FAVOR OF PROPOSAL 3, AND FOR ONE YEAR IN PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)